Exhibit 99.3

VOICESERVE, INC.  AND SUBSIDIARIES
Index to Pro Forma Financial Statements

Pro Forma Combined Balance Sheets as of December 31, 2007 (Unaudited)	PF-2

Pro Forma Combined Statements of Operations (Unaudited):
For the year ended March 31, 2007	PF-3
For the nine months ended December 31, 2007	PF-4

Notes to Pro Forma Combined Financial Information (Unaudited)	PF-5

VOICESERVE INC. AND SUBSIDIARIES
Pro Forma Combined Balance Sheets
December 31, 2007
(Unaudited)

	VoiceServe,
	Inc. and	VoipSwitch		Pro Forma	Pro Forma
	Subsidiary	Inc.		Adjustments	Combined
Assets

Current assets:
Cash and cash equivalents	$155,305	$56,852		$-	$212,157
Accounts receivable, net of allowance
for doubtful accounts	19,334	-		-	19,334
Inventory	76,756	-		-	76,756
Prepaid expenses	119,617	-		-	119,617

Total current assets	371,012	56,852		-	427,864

Property and equipment, net	12,617	-		-	12,617

Intangible assets	-	-	(a)	2,392,022	2,392,022

Total assets	$383,629	$56,852		$2,392,022	$2,832,503

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable	$145,782	$2,000		$-	$147,782
Accrued expenses payable	5,680	-		-	5,680
Deferred software license fees	-	46,874		-	46,874
Loans payable to related parties	44,762	-		-	44,762
Due sellers of VoipSwitch Inc.	-	-	(a)	600,000	600,000

Total current liabilities	196,224	48,874		600,000	845,098

Stockholders' equity (deficiency):
Preferred stock	-	-		-	-
Common stock	23,965	5,000	(a)	(1,250)	27,715
Additional paid-in capital	1,861,981	224,000	(a)	1,572,250	3,658,231
Retained earnings (deficit)	(1,698,507)	(221,022)	(a)	221,022	(1,698,507)
Accumulated other comprehensive					-
income (loss)	(34)	-		-	(34)

Total stockholders' equity (deficiency)	187,405	7,978		1,792,022	1,987,405

Total liabilities and stockholders'
equity (deficiency)	$383,629	$56,852		$2,392,022	$2,832,503

See notes to proforma combined financial information.

VOICESERVE, INC. AND SUBSIDIARIES
Pro Forma Combined Statements of Operations
For the Year Ended March 31, 2007
(Unaudited)

	VoiceServe, Inc.	VoipSwitch		Pro Forma	Pro Forma
	and Subsidiary	Inc.		Adjustments	Combined

Operating revenues	$152,965	$503,737		$-	$656,702

Cost of operating revenues	183,508	48,000	(b)	200,000	431,508

Gross profit (loss)	(30,543)	455,737		(200,000)	225,194

Selling, general and administrative
expenses	588,781	80,584	(b)	30,000	699,365

Income (loss) from operations	(619,324)	375,153		(230,000)	(474,171)

Interest income	393	775		-	1,168

Interest expense	-	-		-	-

Income (loss) before income taxes	(618,931)	375,928		(230,000)	(473,003)

Income taxes (benefit)	-	-		-	-

Net income (loss)	$(618,931)	$375,928		$(230,000)	$(473,003)

Basic and diluted net income (loss)
per common share	$(0.03)	$75.19			$(0.02)

Shares used to compute basic and
diluted net income (loss) per
common share	20,138,643	5,000	(c)	3,745,000	23,888,643

See notes to proforma combined financial information.

VOICESERVE, INC. AND SUBSIDIARIES
Pro Forma Combined Statements of Operations
For the Nine Months Ended December 31, 2007
(Unaudited)

	VoiceServe, Inc.	VoipSwitch		Pro Forma	Pro Forma
	and Subsidiary	Inc.		Adjustments	Combined

Operating revenues	$332,439	$404,698		$-	$737,137

Cost of operating revenues	352,363	36,000	(b)	150,000	538,363

Gross profit (loss)	(19,924)	368,698		(150,000)	198,774

Selling, general and administrative
expenses	557,540	67,078	(b)	22,500	647,118

Income (loss) from operations	(577,464)	301,620		(172,500)	(448,344)

Interest income	1,193	1,757		-	2,950

Interest expense	(133)	-		-	(133)

Income (loss) before income taxes	(576,404)	303,377		(172,500)	(445,527)

Income taxes (benefit)	-	-		-	-

Net income (loss)	$(576,404)	$303,377		$(172,500)	$(445,527)

Basic and diluted net income (loss)
per common share	$(0.02)	$60.68			$(0.02)

Shares used to compute basic and
diluted net income (loss) per
common share	23,121,768	5,000	(c)	3,745,000	26,871,768

See notes to proforma combined financial information.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Pro Forma Combined Financial Information
(Unaudited)

Note 1 - Basis of Presentation

On January 15, 2008, VoiceSeve, Inc. (“VSRV”) closed an Acquisition Agreement with VoipSwitch Inc. (“VoipSwitch”) and its three stockholders whereby VSRV acquired all VoipSwitch issued and outstanding ordinary shares for total consideration of $3,000,000 ($450,000 cash, $150,000 notes payable due on demand, $600,000 notes payable in total monthly installments of $50,000 per month for 12 months, and 3,750,000 shares of VSRV common stock valued at $0.48 per share or $1,800,000).

Payment of the monthly installments of the $600,000 notes payable is contingent upon and limited each month to the future monthly net income of VoipSwitch.  Accordingly, pursuant to SFAS No. 141, this $600,000 “contingent consideration” portion of the $3,000,000 total purchase price was not included in the initial recorded cost of the acquisition or the recorded notes payable.

The accompanying pro forma combined balance sheets as of December 31, 2007 (unaudited) have been presented as if the acquisition took place on December 31, 2007.

The accompanying pro forma combined statements of operations (unaudited) have been presented as if the acquisition took place on April 1, 2006.  The pro forma information is not necessarily indicative of the results that would have been reported had the acquisition actually occurred on April 1, 2006, nor is it intended to project results of operations for any future period.

Note 2 - Pro Forma Adjustments

The pro forma adjustments to the combined financial information (unaudited) are as follows:

(a)	to reflect the $2,400,000 purchase price (excluding the $600,000 “contingent consideration”) of VoipSwitch.

(b)	to reflect amortization expense of the $2,200,000 amortizable intangible assets of VoipSwitch.

(c)	to reflect the additional 3,750,000 shares of common stock issued in connection with the acquisition of VoipSwitch.